                                                                   EXHIBIT 10.16

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.16 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                        By:     /s/  Hannes T. Smarason
                                --------------------------

                        Name:   Hannes T. Smarason
                        Title:  Senior Vice President and Chief Business Officer

CONTRACT ON SALE AND LEASEBACK
8 June 1998

ISLENSK ERFDAGREINING EHF.
AND
THE ICELANDIC INVESTMENT BANK

The Icelandic Investment Bank (Fjarfestingarbanki atvinnulifsins hf). ID no. 501097-2179, Armuli 13, Reykjavik, hereinafter termed the lessor, and Islensk erfdagreining ehf., Lynghals 1, Reykjavik, hereinafter termed the lessee, have made an agreement that the lessor shall purchase from the lessee the property Lynghals 1, Reykjavik, pursuant to the attached contract of sale and transfer of title marked Appendix I (hereinafter "contract of sale") and that the lessee lease the property for the lessee's business, from the date of the contract of sale. The lessor and lessee have thus made the following.

                          SALE AND LEASEBACK AGREEMENT
                           ON THE PROPERTY LYNGHALS 1

1.       PROPERTY

The lessee leases from the lessor the property Lynghals 1, Reykjavik, together with the concomitant land-lease rights (hereinafter "the property.") This consists of industrial and office accommodation as described more fully in Appendix 1.

2.       AMOUNT OF LEASE

The purchase price of the property pursuant to the contract in Appendix 1 is a total of ISK170,000,000 (one hundred and seventy million ISK). The amount of the lease comprises the purchase price, contract charge and lessor's costs due to registration and stamp duty on the contract in Appendix 1. Details of the composition of the amount of the lease are to be found in Appendix II (summary of conditions).

3.       INITIAL LEASE PERIOD

The agreed period of the lease begins on 5 June 1998 and ends without formal notice on 4 June 2008.

4.       CONDITION OF PROPERTY

The lessee is familiar with the condition of the property and is satisfied with it in every way.

5.       LEASE PAYMENTS

Payments on the lease shall be made monthly in arrears, the date of payment being the 5th day of each month for the prior month. The first date of payment is 5 July 1998, and the last date of payment 5 June 2008. Payment dates thus total 120. If the date of payment is not a banking day, the due date shall be transferred to the next banking day following. A banking day shall be regarded as a day when banks are open both in Iceland and in the country of origin of the foreign currency in which the lease is denominated.

The monthly lease payment agreed is USD 26,671.25, which shall be raised or lowered in accord with changes in LIBOR interest rates (London Inter Bank Offered




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

Rate) on the inter-bank market in London for one-month USD loans, vis-a-vis the interest rate plus interest supplement stated in Appendix II of this contract. The lease payment each month shall be a sum equivalent to payments on a 10-year annuity loan with 12 repayments per year. When LIBOR interest is calculated, this shall be done on the basis of the interest rates published on Reuters BBA page at 11 am (GMT) two days before the due date, and this shall apply to the next period.

Should the lease payment or other payments covered by this contract not be paid on the due date, the debt shall be subject to the highest legal penalty interest rates from due date to date of payment.

The lessee shall pay, during the period of the lease, fees/costs due to collection and receipt of individual lease payments.

All payments covered by his contract shall be made at a place to be decided by the lessor, who shall inform the lessee of this.

6.       OPERATIONAL COSTS, ETC.

The lessee shall, in addition to lease payments pursuant to Art. 5, pay all operational costs of the property, including all property taxes, contributions to joint maintenance work, costs due to improvements to the plot or the property, and cost of a managing committee for the building if applicable.

Should the lessor pay operational costs payable by the lessee under the terms above, this amount is payable at the next due date for lease payments.

The lessee shall reimburse the lessor for all taxes and duties that may be imposed upon this contract or in connection with it, including those due to the lessor's ownership of the property. The same applies to compensation that the lessor may be required to pay as owner of the property, not covered by ordinary property-owners' insurance, pursuant to Art. 7, para. 4. This does not, however, apply to taxes that may be levied on the lessor's revenue from this contract, or property tax that may be levied on the lessor's assets.

7.       MAINTENANCE OF PROPERTY

The lessee shall treat the property with care, and in keeping with the agreed use.

The lessee shall be responsible, at the lessee's own expense, for all maintenance of the property, inside and out. The property shall be maintained in good condition, by such measures as painting the property and renewing flooring and other surfaces, in keeping with good practice regarding the maintenance of leased property.

Should the property or its appurtenances be damaged, the lessee shall take measures to repair the damage at the lessee's own expense and as soon as possible.

The lessee shall purchase property-owner's insurance in the name of the lessor with regard to the property, and continue this throughout the period of the lease.

Should the lessee not fulfil the above obligations regarding maintenance and repair as specified above, the lessor may have maintenance or repairs carried out at the lessee's expense, and require reimbursement of the cost on the next due date of the lease.




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


8.       ADDITIONS AND CONSTRUCTION

The lessee has the lessor's full permission to carry out those improvements and additions to the property that are necessary in order to make it suitable for the research work in human genetics and information technology that the lessee carries out, and is known to the lessor. Those changes or improvements made by the lessee to the property itself will automatically and without special reimbursement become the property of the lessor, in keeping with practice in the leasing and sale of commercial premises. The lessee shall seek the lessor's consent for all changes which may be regarded as unusual for the activity of the lessee. Should such changes or additions be made without the lessor's consent, the lessor may require the property to be restored to its original condition, without cost to the lessor.

The lessor is aware that the lessee plans to extend the property at Lynghals 1 within a few years. Permission has been obtained from municipal authorities for an extension with a ground area of 1,500 sq.m. The lessor grants permission for this extension to be carried out, should the lessee decide to undertake it. All extensions to the existing property become the property of the lessee. Concomitant land-lease rights, in keeping with the proportional size of the present building and the extension to be constructed, will also become the property of the lessee. The lessor undertakes to agree to the making of a new agreement on the division of the property pursuant to the above, without any special fee being paid. Costs of making the contract of division are to be paid by the lessee.

Should the lessee intend to transfer property rights in an extension to Lynghals 1 to a third party, the lessor shall have preemptive rights to equal the offer of the third party, whether this consists of sale, rental or sale and leaseback of the extension. The lessor's pre-emptive right is contingent upon the lessor still being owner of the property and payment of the outstanding amount of the lease not having taken place pursuant to Art. 12.

9.       OWNERSHIP, TRANSFER OF RIGHTS, ETC.

The lessor has, during the term of the lease, direct right of ownership in the property.

The lessee shall, if liens should be imposed upon business equipment or other chattels located on the property, whether as collateral or for attachment of debts, ensure that the lien does not apply to the property. If any doubt exists about this at the time of the lien being imposed, the property shall be clearly excepted from the lien.

The lessor may transfer rights and obligations under the terms of this lease, provided such as transfer does not in any way affect the rights of the lessee. The lessee may not transfer the right to use of the property without the written consent of the lessor. The lessor shall grant the lessee the right to sublet the property, if it is certain that this will in no way affect the interests of the lessor.

Direct ownership of the property and other ownership rights are transferred at the end of the lease period to the lessee, or to a party nominated by the lessee, provided the lessee has in every way fulfilled the obligations on the lessee under the terms of this contract.




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


10.      INFORMATION

The lessee must submit to the lessor, no later than 6 months after the end of the accounting year, a copy of the lessee's annual accounts.

11.      RESCISSION AND SETTLEMENT

The lessor may rescind this contract if the lessee defaults seriously on obligations under this contract.

Examples of serious default are:

1. The lessee neglects maintenance or repair to the property, so that it is at risk of deterioration, or does not comply with the lessor's instructions to rectify matters within four weeks from receipt of the notice.

2. The lessee sublets rights under the lease or sublets the property without the consent of the lessor, and does not comply with the lessor's instructions to rectify matters within four weeks of receipt of the notice.

3. The lessee does not make payments due on the lease, or other payments payable to the lessor by the terms of this contract, on the due dates, and remains in default for more than four weeks.

4. The lessee requests a moratorium on debts, an unsuccessful attempt is made at attachment or impounding regarding the lessee, or liquidation proceedings are requested by the lessee or creditors of the lessee, on the basis of an unsuccessful attempt at attachment, the lessee seeks composition of debts, or a decision is made to cease trading.

5. The lessee's financial position deteriorates so seriously after the signing of the contract that it must be regarded as highly likely that the lessee cannot fulfil obligations to the lessor, and the lessee does not comply with the lessor's instruction to rectify the financial position within four weeks of receipt of the notice.

Notices requiring rectification sent by the lessor to the lessee under the terms of this article shall be sent by provable means, and the rectification required shall be clearly stated.

Notice of rescission of the contract shall be in writing, and sent by provable means.

Should the lessor rescind the contract due to default by the lessee, the lessee shall within four weeks of the receipt of written notice of rescission pay to the lessor all due but unpaid lease payments and other payments covered by this contract which remain unpaid on the day of rescission, and all lease payments not yet due, calculated to current value on the basis of the contract's interest rate, minus half a percent (0.5% rescission supplement). The lessee's debt, thus calculated, shall be subject to the highest legal penalty interest rates from the above-mentioned due date until date of payment. In addition the lessee shall pay the lessor, based upon invoices submitted by the lessor, all the lessor's costs due to the default and rescission, including legal costs.

When the settlement has been completed as stated above, and the lessee shall be free of all debt to the lessor, title to the property shall be transferred to the lessee pursuant to Art. 9, para. 4.


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

If settlement to the lessor is not carried out within the time stated above, the lessor shall as soon as possible attempt to sell the property on the free market. In such attempts to sell, the lessor shall take into account the interests of the lessee.

If the property is sold, the sales price, minus sales costs, shall be deducted from the lessee's debt as stated above, if and when the lessor has received the sales price in money. Payment by cheque, bank draft or bond is not regarded as payment in money. Attempt at sale does not affect the lessee's obligation to pay.

12.      LESSEE'S RIGHT TO PAY OFF REMAINDER OF LEASE

The lessee has the right to terminate this contract and reacquire the property and all rights pertaining to the plot and other rights specified in the contract of sale in Appendix I, at any time during the period of the lease, by paying off all due lease payments and those not yet due, together with interest accruing, in keeping with the provisions of the contract, calculated to present value on the basis of the interest rate of the contract, on the day of settlement. In the case of such a settlement, all ownership rights in the property are transferred to the lessee, pursuant to Art. 9, para. 4.

13.      RETURN OF THE PROPERTY

Should the period of the lease expire without transfer of rights pursuant to Art. 9 para 4, the lessee shall return the property to the lessor in the same condition as when it was received. The lessee bears sole and unlimited responsibility for compensation for deterioration of the property or damage to it, insofar as this is not classifiable as fair wear and tear due to normal or agreed use. Should a dispute arise between the lessor and lessee on the amount of compensation due to damage to the leased property, it shall be decided by the decision of one court-appointed assessor, whose decision shall be final. The assessor shall be appointed, and work, on the basis of laws on courts of arbitration.

14.      NOTICE

All notices to the lessee may be given at the address stated on the front of this contract, unless the lessee has provably informed the lessor of a new address.

15.      APPENDICES

The Appendices especially mentioned in the this contract and/or signed as appendices to the contract, are a part of the contract.

16.      JURISDICTION

Should a dispute arise from this contract, the case may be conducted in the Reykjavik District Court.

17.      HEADINGS

Headings of articles 1-17 form no part of the content of the contract.


Reykjavik 8 June 1998

On behalf of the Icelandic Investment Bank
(signed) Bjarni Armannsson




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


On behalf of Islensk erfdagreining ehf.
(signed) Kari Stefansson

Appendices:
I Contract and transfer of title dated 8 June 1998 II Summary of conditions dated 8 June 1998

Witness to correct date, signature and financial competence of the parties (signed) Tomas Sigurdsson, District Court Attorney
ID no. 180966-3159




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CONDITIONS OF SALE AND LEASEBACK AGREEMENT ON THE PROPERTY LYNGHALS 1, REYKJAVIK

08.06.1998


Lessee                                      Islensk erfdagreining ehf.

Lessor                                      Icelandic Investment Bank

Leased item                                 Property Lynghals 1, Reykjavik

Amount in ISK                               170,000,000
Amount in USD                               2,403,846.15
Exchange rate ISK/USD                       70.72
Libor interest rate, BBA                    5.65625%
Interest supplement                         1.15%
Contract charge %                           0.5%
Contract charge, USD                        12,019.23
Stamp duty on sales contract, ISK           453,776.00

Cost due to registration of sale, ISK       3,600.00

Lease payment per month, USD                27,671.25
Payable, USD                                2,385,359.50

Date of payment                             09.06.1998
Paid into account no.                       115-38-129228

Frequency of lease payments                 monthly

No. of lease payments                       120

First due date                              5.7.1998
Final due date                              5.6.2008


                                            Appendix I with sale and leaseback contract





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



                                                           Document drawn up by:
                                       Tomas Sigurdsson, District Court Attorney
                                                              ID no. 180966-3159
                                                       Armuli 13a, 155 Reykjavik

CONTRACT OF SALE AND TRANSFER OF TITLE


Islensk erfdagreining ehf., ID no. 691295-3549, Lynghals 1, Reykjavik, hereinafter termed the seller, hereby sells and transfers to the Icelandic Investment Bank (Fjarfestingarbanki atvinnulifsins hf.), ID no. 501097-2179, Armuli 13a, Reykjavik, hereinafter termed the buyer, to full ownership and right of disposal of the property specified below.

I. THE ITEM TRANSFERRED.

The seller transfers to the buyer full ownership and right of disposal of the property Lynghals 1, Reykjavik, together with all appurtenances, including the appurtenant plot of land in keeping with land lease document numbered E-12887/1981.

More precisely this consists of the following parts of the property, classified by the numbering system of the Evaluation Office of Iceland.


Evaluation no.    Ev. Part    Use              Area              Property
                                                                 evaluation

204-4238          01 0001     warehouse        1,113.1m2         33,613,000
204-4239          01 0101     industrial       1,241.2m2         48,071,000
204-4240          01 0201     offices          965.2m2           31,760,000
                                               3,319.5m2         113,444,000



II. DELIVERY - CONDITION

The property transferred is delivered to the buyer today. The buyer has examined the condition of the property and is entirely satisfied with it.

III. SALES PRICE AND PAYMENT

The agreed purchase price, ISK170,000,000, one hundred and seventy million ISK, has been paid in full.

IV. OBLIGATIONS AND LIENS

The property is sold free of all liens with the exception of the above.

V. PROFITS AND COSTS

The purchaser shall receive the profits and pay the expenses of the property sold from the day of delivery, but the seller until that time. The property is leased back to the seller by a sale and leaseback agreement dated today, under whose terms the seller shall pay all operational costs of the property.




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


Should a dispute arise from the transfer of title, the case may be conducted in the Reykjavik District Court.

In confirmation of which, signatures of the buyer and seller in the presence of witnesses.

Reykjavik 8 June 1998
Seller
On behalf of Islensk erfdagreining hf.
(signed) Kari Stefansson

Buyer
On behalf of the Icelandic Investment Bank
(signed) Bjarni Armannsson

Witnesses to the correct date, signature and financial competence of the parties.

(signed) (illegible)
ID no. 080263-2289
(signed) Tomas Sigurdsson, district court attorney
ID no. 180966-3159

                                  Appendix II with sale and leaseback agreement.

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